Exhibit 99

Joint Filer Information:

Name:	Mark F. Dalton

Address:	c/o Tudor Investment Corporation
1275 King Street
Greenwich, CT 06831

Designated Filer:	Mark F. Dalton

Issuer and Ticker Symbol:	Progenics Pharmaceuticals, Inc. (PGNX)

Statement For:	April 1, 2003

Signature:	/s/ Mark F. Dalton
Mark F. Dalton

Name:	DF Partners

Address:	c/o Mark F. Dalton
Tudor Investment Corporation
1275 King Street
Greenwich, CT 06831

Designated Filer:	Mark F. Dalton

Issuer and Ticker Symbol:	Progenics Pharmaceuticals, Inc. (PGNX)

Statement For:	April 1, 2003

Signature:	DF PARTNERS

/s/ Mark F. Dalton
Mark F. Dalton
General Partner